News Release

JBT Corporation

200 E. Randolph Drive

Chicago, IL 60601

For Release: Immediate

Investors:	Cindy Shiao	(312) 861-5931
Media:	Ken Jones	(312) 861-6791

JBT Corporation to Present at CJS Securities Conference

CHICAGO, January 5, 2009 -- JBT Corporation (NYSE: JBT) today announced that it will present at the Ninth Annual CJS Securities "New Ideas for the New Year" Investor Conference, on January 7th in New York, NY. Charlie Cannon, chairman and chief executive officer, and Ron Mambu, vice president and chief financial officer, will provide an overview of JBT Corporation, its business fundamentals and growth strategies.

A Form 8-K will be filed with the Securities and Exchange Commission that will include a copy of the presentation the morning of January 7th and will also be available through the investor relations section of the company's website.

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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to the food processing and air transportation industries. JBT Corporation designs, manufactures, tests and services technologically sophisticated systems and products for regional and multi-national industrial food processing customers through its JBT FoodTech segment and for domestic and international air transportation customers through its JBT AeroTech segment. JBT Corporation employs approximately 3,400 people worldwide and operates sales, service, manufacturing and sourcing operations located in over 25 countries. For more information please visit http://www.jbtcorporation.com/.